UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  May 20, 2009

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

                           Delaware 0-27072 52-0845822
         (state or other jurisdiction (Commission File (I.R.S. Employer of incorporation) Number) Identification No.)

              1617 JFK Boulevard, Philadelphia, Pennsylvania 19103
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 988-0080


-------------------------------------------------------------------------------
                 (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 230.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240-13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2009, our Board of Directors awarded bonuses to the following executives in relation to 2008 corporate goals and objectives: W.A. Carter, M.D., CEO and Chairman of the Board, was awarded $300,000 and Dr. David Strayer, Chief Medical Officer, was awarded $150,000.

The Compensation Committee and Board of Directors reviewed corporate goals established in March 2008 and determined that significant progress has been made in terms of 1) preparation and filing the Ampligen(R) NDA with the Federal Drug Administration; and 2) with the receipt of recent funding for operating activities, funds previously reserved for operating activities could be used to pay 2008 bonus.



Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.    Description
-------------------------------------------------------------------------------

Exhibit 99.1 Press Release dated May 27, 2009.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HEMISPHERX BIOPHARMA, INC.

May 27, 2009                              By:  /s/ William A. Carter
                                          -------------------------------------
                                          William A. Carter, M.D.
                                          Chief Executive Officer

                                                                    Exhibit 99.1




Dianne Will                                          Mark Collinson
Hemispherx Biopharma, Inc.                           CCG Investor Relations
518-398-6222                                         310-477-9800
ir@hemispherx.net



             Hemispherx Announces Payment of 2008 Executive Bonuses

Philadelphia, PA - May 27, 2009 - Hemispherx Biopharma, Inc. (NYSE AMEX: HEB) announced today that on May 20, 2009, our Board of Directors awarded bonuses to the following executives in relation to 2008 corporate goals and objectives:
W.A. Carter, M.D., CEO and Chairman of the Board, was awarded $300,000 and Dr. David Strayer, Chief Medical Officer, was awarded $150,000.

The Compensation Committee and Board of Directors reviewed corporate goals established in March 2008 and determined that significant progress has been made in terms of 1) preparation and filing the Ampligen(R) NDA with the Federal Drug Administration; and 2) with the receipt of recent funding for operating activities, funds previously reserved for operating activities could be used to pay 2008 bonus.

About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is a specialty pharma company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx's flagship products include Alferon N Injection(R) (FDA approved for a category of sexually transmitted diseases) and the experimental therapeutics Ampligen(R) and Oragens(R). Ampligen(R) and Oragens(R) represent experimental RNA nucleic acids being developed for globally important debilitating diseases and disorders of the immune system. Hemispherx's platform technology includes large and small agent components for potential treatment of various severely debilitating and life threatening diseases. Hemispherx has in excess of 50 issued patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection(R)). The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit http://www.hemispherx.net Information contained in this news release other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Any specifically referenced investigational drugs and associated technologies of the Company (including Ampligen(R), Alferon LDO and Oragens) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. The forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Clinical trials for other potential indications of the approved biologic Alferon N Injection(R) do not imply that the product will ever be specifically approved commercially for these other treatment indications. Similarly, the completion of NDA filing process with Ampligen(R) does not imply that the product will ever be approved commercially.
                                                       # # #